Exhibit 3(b)

DPL INC.

Regulations

April 10, 1986

REGULATIONS

of

DPL INC.

ARTICLE I

SHAREHOLDERS’MEETINGS

SECTION 1. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may be brought before the meeting shall be held within or without the State of Ohio, at such time and place as fixed by the Board of Directors.

SECTION 2. Special meetings of the shareholders may be called by the Chairman of the Board of Directors, or the President, or the directors by action at a meeting, or by majority of the Board of Directors acting without a meeting, and shall be called by the President or the Secretary or the Treasurer upon the request of shareholders owning one-fourth (1/4) of the outstanding stock of the Company entitled to vote at such meeting or by such persons and in such event and manner as the Articles of Incorporation may provide. Except as otherwise provided by law, such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice.

SECTION 3. If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting called for that purpose pursuant to these regulations.

SECTION 4. A notice in writing of every annual or special meeting of the shareholders stating the date, time, place and the purposes thereof shall be given to each shareholder entitled to vote and to each shareholder entitled to notice as provided by law, in person or by mailing the same to his last address appearing on the records of the Company not less than seven (7) days or more than sixty (60) days before any such meeting. Any shareholder may waive in writing, either before or after the holding of any meeting of shareholders at which he is entitled to vote, any notice required to be given by law, the Articles of Incorporation or under these regulations, and the attendance at any such meeting by any such shareholder without protesting, prior to or at the commencement of such meeting, the lack of proper notice shall be a waiver by him of notice of such meeting.

SECTION 5. At all meetings of shareholders only such shareholders shall be entitled to vote in person or by proxy who appear upon the transfer books of the Company as the holders of shares at the time possessing voting power, or if a record date be fixed as herein provided, those appearing as such on such record date.

SECTION 6. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of any business, except as otherwise provided by law, by the Articles of Incorporation or by these regulations. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting originally called.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. Except as otherwise provided by law or the Articles of Incorporation, all the capacity of the Company shall be vested in, and all of its authority shall be exercised by or under the direction of, a Board of Directors, and said Board of Directors shall manage and conduct the business of the Company. Each director shall be a shareholder of the Company.

SECTION 2. Unless changed in accordance with the provisions of Section 3 of this Article II, the number of directors of the Company shall be fixed at ten and shall be divided into three classes. The first class shall be comprised of four directors and the directors initially elected to such class shall hold office until the next succeeding annual meeting of shareholders and until their successors are elected and qualified. The second class shall be comprised of three directors and the directors initially elected to such class shall hold office until the second succeeding annual meeting of shareholders and until their successors are elected and qualified. The third class shall be comprised of three directors and the directors initially elected to such class shall hold office until the third succeeding annual meeting of shareholders and until their successors are elected and qualified. Thereafter, at each annual meeting of shareholders, directors to succeed those whose terms are expiring at such annual meeting shall be elected to hold office until the third succeeding annual meeting of shareholders and until their successors are elected and qualified.

SECTION 3. The authorized number of directors and the number of directors in each class may be changed either by the affirmative vote of the holders of record of at least two-thirds of the voting power of the Company at a meeting of shareholders called for that purpose and for the purpose of electing directors, or by the affirmative vote of a majority of the authorized number of directors; provided, however, that the classes shall be of approximately equal size and in no event shall any class contain fewer than three directors nor more than four directors. No reduction in the number of directors, either by the shareholders or the directors, shall of itself have the effect of shortening the term of any incumbent director.

SECTION 4. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Company may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or by any committee or person appointed by the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4. Any nomination other than those governed by clause (i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days prior to the meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the Company or any subsidiary of the Company which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any then existing rule or regulations promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated as set forth herein.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 5. No director may be removed prior to the expiration of such director’s term of office, except by the affirmative vote of the holders of two-thirds of the voting power of the Company entitled to vote in the election of directors; provided, however, that unless all of the directors, or all the directors of a particular class, are removed, no individual director shall be removed if votes of sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director.

SECTION 6. The remaining directors, though less than a majority of the authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the Board of Directors however arising for the unexpired term thereof. Any person elected to fill a vacancy in the Board of Directors shall hold office until the expiration of the term of office for the class to which he is elected and until his successor is elected and qualified.

SECTION 7. After each annual election of directors, the newly elected and the continuing directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the person who is authorized to preside at the annual meeting or by written consent of the directors.

SECTION 8. For his services as a director of the Company, each director, other than officers and employees of the Company, shall receive an allowance as shall be determined from time to time by the Board of Directors of a fixed amount per annum, plus an amount for each regular or special meeting of the Board of Directors or any committee thereof attended. Directors who would otherwise not be present in the city where the meetings of the Board of Directors, or committee of the Board of Directors, are held, may be allowed such reasonable traveling expenses as are incurred by them in connection with attending any such meeting.

ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1. The Board of Directors, by the affirmative vote of a majority of the Board of Directors, may designate three (3), or more, of their number, one of whom shall be the Chairman of the Board of Directors, if one be elected, and one of whom shall be the President of the Company, to constitute an Executive Committee. Each member of the Executive Committee shall continue to be a member thereof during the pleasure of a majority of the Board of Directors.

If such Executive Committee be designated, it shall act only in the intervals between meetings of the Board of Directors and shall possess and may exercise, in such manner as it shall deem for the best interests of the Company, all the powers of the Board of Directors in the management and direction of the business and affairs of the Company. The Executive Committee, at all times, shall be subject to the control and direction of the Board of Directors.

SECTION 2. The Board of Directors shall designate either the Chairman of the Board of Directors or the President of the Company as Chairman of the Executive Committee, and the Executive Committee shall select and appoint its own Secretary. In the absence from any meeting of the Executive Committee of its Chairman, the Committee shall appoint a chairman of the meeting, and in the absence from any meeting of its Secretary, the Committee shall appoint a secretary of the meeting.

SECTION 3. A majority of the members of the Executive Committee shall be necessary at all meetings to constitute a quorum for the transaction of business; but less than a quorum may adjourn the meeting.

SECTION 4. The members of the Executive Committee shall act only as a Committee, and the individual members shall have no powers as such.

SECTION 5. Any vacancy in the Executive Committee shall be filled by the affirmative vote of the majority of the Board of Directors.

SECTION 6. The Board of Directors may also appoint such other standing or temporary committees, from time to time, as they may deem fit, charged with such functions and invested with such powers of the Board of Directors as may be desired, and shall define such functions and the extent to which such powers shall be exercised. Any such committee shall be composed only of members of the Board of Directors and shall serve for such time as the Board of Directors may order. Any such committee shall act only in the interval between meetings of the Board of Directors, and shall be subject at all times to the control and direction of the Board of Directors. Any such committee may act by a majority of its members or by writing signed by all of its members.

SECTION 7. All proceedings of the Executive Committee or any other committee of the Board of Directors shall be subject to revision or alteration by the Board of Directors, provided, however, that third persons shall not be prejudiced thereby.

ARTICLE IV

OFFICERS

SECTION 1. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors, and shall elect a President, one or more Vice-Presidents, a Secretary, a Treasurer, and a Controller and such other officers or agents, as may be determined from time to time.

The Chairman of the Board of Directors and the President shall be chosen from among the directors and the Board of Directors shall designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Company. Other officers of the Company need not be directors.

Any two (2) of such offices, except those of President and Vice-President, at the discretion of the Board of Directors, may be held by the same person.

SECTION 2. Officers of the Company shall be elected annually by the Board of Directors and shall hold office for one (1) year and until their successors are chosen and qualified, unless, in the election or appointment of an officer, it shall be specified that he holds his office for a shorter period. All officers of the Company shall hold office only during the pleasure of the Board of Directors and may be removed at any time by the affirmative vote of a majority of the Board of Directors.

SECTION 3. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of shareholders.

SECTION 4. The President shall preside at all meetings of the Board of Directors and shareholders at which the Chairman of the Board of Directors is not present.

In the absence or disability of the Chairman of the Board of Directors, or in the event the Board of Directors has not elected a Chairman, the duties of the office of the Chairman of the Board of Directors shall be performed by the President.

ARTICLE V

CAPITAL STOCK

SECTION 1. Certificates for shares shall be of such form and content as shall be approved by the Board of Directors. Certificates shall be signed by or bear the facsimile signatures of the President or a Vice-President and also by the Secretary or the Treasurer.

SECTION 2. The person in whose name shares stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

SECTION 3. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these regulations, concerning the issue, transfer and registration of certificates for shares of the Company. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates to bear the signatures of either or both.

ARTICLE VI

SHAREHOLDERS - RECORD DATES CLOSING OF TRANSFER BOOKS

The Board of Directors may fix a date not exceeding sixty (60) days preceding the date of any meeting of the shareholders or any dividend or distribution payment date or any date for the allotment of rights, or other matters provided by law, as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereof or to receive such dividend, distribution, rights or such other matters as the case may be.

The Board of Directors may close the books of the Company against transfer of shares during the whole or any part of such period, including the time of such meeting of the shareholders or any adjournment thereof.

ARTICLE VII

INDEMNIFICATION

SECTION 1. The Company shall, and does hereby, indemnify any person who served or serves as a director, officer, employee or agent of the Company, or who served or serves at the request of the Company as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any and all losses, liabilities, damages, and expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, incurred by such person in connection with any claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Company, by reason of any act or omission to act as such director, trustee, officer, employee or agent, to the full extent permitted by Ohio law including, without limitation, the provisions of Section 1701.13 (E) of the Ohio Revised Code.

SECTION 2. Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in Section 1 of this Article VII may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article VII.

SECTION 3. The indemnification provided by this Article VII shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 4. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have indemnified him against such liability under this Article VII.

SECTION 5. As used in this Article VII, references to “Company” include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

SECTION 6. No person shall be liable to the Company for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Company, if such person performs his duties, including his duties as a member of any committee of the directors upon which he may serve, in good faith and in a manner he reasonably believes to be in the best interests of the Company, and with the care that an ordinary prudent person in a like position would use under similar circumstances. In performing his duties, a director or officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, that are prepared or presented by: (1) one or more directors, officers, or employees of the Company whom the director or officer reasonably believes are reliable and competent in the matters prepared or presented; (2) counsel, public accountants, or other persons as to matters that the director or officer reasonably believes are within the person’s professional or expert competence; (3) a committee of the directors upon which he does not serve, duly established in accordance with a provision of the articles or these regulations, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer in determining what he reasonably believes to be in the best interests of the Company shall consider the interests of the Company’s shareholders and, in his discretion, may consider (i) the interests of the Company’s employees, suppliers, creditors and customers; (ii) the economy of the state and nation; and (iii) community and societal considerations.

ARTICLE VIII

AMENDMENTS OF REGULATIONS

These regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Company on such proposal; provided, however, that Sections 2, 3, 4, and 5 of Article II and this Article VIII may not be amended, modified or repealed, and no amendment to these Regulations which is inconsistent therewith may be adopted, without the affirmative vote of the holders of record of shares entitling them to exercise two-thirds of the voting power of the Company on such proposal.